                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-26867, 33-31564, 33-32683, 33-60785, 333-05399
and 333-36430), on Form S-3 (No. 333-60429) and on Form S-4 (No. 333-76536-01)
of Lyondell Chemical Company of the following reports, which are included in this Annual Report on Form 10-K.

.. Our report dated March 8, 2002 on our audits of the consolidated financial statements of Lyondell Chemical Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.

.. Our report dated February 4, 2002 on our audits of the financial statements of LYONDELL-CITGO Refining LP as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.

.. Our report dated March 8, 2002 on our audits of the consolidated financial statements of Equistar Chemicals, LP as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 14, 2002